SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to report that we have entered into negotiations to acquire oil sands assets in Alberta, Canada. A final decision on this exciting new project is expected within 14 days.

According to the Canadian Association of Petroleum Producers web site, production from Canada's vast oil sands reserves now exceeds 1 million barrels per day and is forecast to increase to 2.7 million barrels per day by 2015. Reserves exceed 175 billion barrels of economically viable oil. With current technology, Canada's oil sands are second only to Saudi Arabia in global oil reserves. Capital spending on both in situ areas (too deep to mine) and mining projects in the oil sands totaled more than $28 billion US from 1996 to 2004. Canadian companies spent close to $7 billion US on oil sands capital investment in 2005. There are close to 35 projects in the planning or expansion process.

According to a report by 60 Minutes on the Alberta Oil Sands there are 175 billion barrels of proven oil reserves here. That's second to Saudi Arabia's 260 billion but it's only what companies can get with today's technology. The estimate of how many more barrels of oil are buried deeper underground is staggering. "We know there's much, much more there. The total estimates could be two trillion or even higher," says Clive Mather, Shell's Canada chief. "This is a very, very big resource." Very big? That's eight times the amount of reserves in Saudi Arabia. The oil sands are buried under forests in Alberta that are the size of Florida. The oil here doesn't come gushing out of the sand the way it does in the Middle East. The oil is in the sand. It has to be dug up and processed.

Bernard McDougall, our president stated, "We feel that the Alberta Oil Sands are going to be the future of oil and gas production in North America and the best way to maximize shareholder value is for MSEV to participate in this area. Going forward we have every intention to start to acquire oil sand assets. This is a very exciting time to be an oil and gas company, with prices at near historic highs and we are pleased to be back actively looking for assets to grow MSEV."

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 15 independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         February 1, 2006